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                SECURITIES  AND  EXCHANGE  COMMISSION
                     Washington,  D.C.  20549


                               FORM  8-K


     Current  Report  Pursuant  to  Section  13  of  15(d)  of
              the  Securities  Exchange  Act  of  1934


     Date of Report (Date of earliest event reported):  January 15, 2003



                          SOUTHBORROUGH  VENTURES,  INC.
                          --------------------------------
     (Exact  name  of  registrant  as  specified  in  its  charter,  as amended)




       Nevada                000-33127                    98-0339467
     --------               ----------                    -----------
(State of incorporation)  (Commission File Number)   (IRS Employer ID number)



          1250  Saturna  Drive,  Parkville
          --------------------------------
          British  Columbia,  CANADA               V9P  2T5
          --------------------------               ---------
  (Address  of  principal  executive  offices)     (Zip  Code)


                         (250)  954-0791
                         ---------------
     (Registrant's  telephone  number,  including  area  code)






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Item  5.          Other  Events.

          (a)     Letter  of  Intent.
                  -------------------

     On January 15, 2003, the Company executed a letter of intent to acquire all of the issued and outstanding shares of Americhip Ventures, Inc., a private, development stage company based in Detroit, Michigan. The letter of intent is non-binding except for provisions pertaining to confidentiality, exclusivity, public statements, no finder's fees and party expenses. It is contemplated that the letter of intent will be replaced with a definite and binding Agreement and Plan of Reorganization.

     Under the terms of the letter of intent, a tax-free share exchange will occur whereby all currently existing shares of Americhip Ventures, Inc.'s common stock would be exchanged for 22,500,000 shares of a newly authorized and created Series 2003A convertible preferred stock in the Company. As a result of the transaction, Americhip Ventures, Inc. will become a wholly owned subsidiary of the Company. The Americhip Ventures, Inc. shareholders will own, upon conversion of all Series 2003A convertible preferred stock, a combination of three (3) categories of capital stock in the Company. First, the Americhip Ventures, Inc. shareholders would receive 67,500,000 shares of the Company's common stock. Second, they would retain ownership of 22,5000 shares of preferred stock in the Company. Based on the ownership of the common stock and preferred stock, the Americhip Venture, Inc. shareholders would have approximately 82% of all voting capital stock in the Company. Finally, the Americhip Ventures, Inc. shareholders would own an additional 7,500,000 shares of a newly authorized, non-voting preferred stock which would be redeemed by the Company at $1.00 per share over a period of four (4) years.

     Americhip Ventures, Inc., a Michigan corporation, represents that it owns at least 80% of the issued and outstanding common stock of Americhip, Inc. and is licensed by Americhip, Inc. to implement their patented Laser Assisted Chip Control process. Both Americhip Ventures, Inc. and Americhip, Inc. are private, development stage companies whose businesses have produced no revenues to date

     The patented process seeks to solve the creation and subsequent handling of long stringy metal "chips" which have been a long-standing problem in the machining industry. The chips created by a cutting tool in shaving a piece of metal to specific standards form long winding shards that wrap around cutting tools or the machine which can degrade the operation or cause damage, thereby halting production for chip removal. Use of chip breaking grooves on machined parts has resulted in heat retention problems which necessitates use of coolants which are expensive, messy and may present a workplace hazard. In the Americhip process, a laser cut groove is created so that chips are kept small avoiding the stringy characteristic and no coolant is required. Thus, substantial benefits can occur in the form of reduced down time, reduction in time and labor associated with computerized machining centers and associated cost savings.

     While a number of potential industries can benefit from the patented process, Americhip

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will  initially  concentrate  on the automotive industry because of research and development conducted with facilities producing axles, drive shafts and transmission parts, which trials have produced cost savings of at least 50% during production. Americhip has been granted concept approval by a large Tier One auto maker and is in "implement ready stage" to supply major auto manufacturers. Prior to securing a purchase order, AVI must first conduct trials on specified parts in order to submit an accurate price quote for a specified quantity of parts to be produced. AVI has successfully conducted trials on stem-pinions (a drive shaft component) and has provided a price quote for a specified production run. No orders have been received and substantial expenditures will be incurred in establishing plants and purchasing the laser equipment. The Company will have to raise substantial funds through the sale of additional shares or other financing before the patented Americhip process can be used or revenues generated.

     (b)     Amendment  to  Articles  of  Incorporation. If it proceeds with the
             -------------------------------------------
proposed transaction with Americhip Ventures, Inc., the Company must amend its Articles of Incorporation. Currently, the Company has authority to issue only shares of common stock thereby requiring an amendment to provide authority for the Company to issue shares of preferred stock. It is anticipated that authority for 50 million shares of preferred stock would be sought with the designation of the rights, preferences and limitations of preferred shares being determined by the Board of Directors at the time of issuance. In addition, the Company would seek authority to change its name to "Americhip Technologies Group, Inc." or other similar name. The name change would allow the Company to be closer identified with the patented Americhip process which its wholly owned subsidiary would be licensed to use, assuming the proposed transaction with Americhip
Ventures,  Inc.  is  completed.

     As allowed under Nevada corporate statute and without the necessity of holding a special meeting of shareholders, the Company proposes to solicit written consent and approval from its shareholders with respect to the proposed amendments to its Articles of Incorporation. The proposed amendments will be approved when the Company receives properly completed written consents from Company shareholders having a majority of the voting power of the outstanding shares of the Company's common stock.

          (c)     Share  Dividend.  On  January 16, 2003, the Board of Directors
                  ----------------
declared a stock dividend of three (3) common shares for each one common share held at the record date of January 23, 2003. On January 27, 2003, the three (3) additional shares of common arising from the share dividend will be paid and distributed.

          (d)     Forward-Looking  Statement.  This  Form  8-K  includes
                  ---------------------------
"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among the matters discussed in this Report which are forward-looking statements include statements relating to the Company's ability to complete the transactions contemplated by the letter of intent, the approval from shareholders to amend the Company's articles of incorporation to authorize a class of preferred stock and the proposed name change, the nature of Americhip's proprietary technology and patented process, and the future efforts required to use the patented process and the extent to which revenues

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will  be generated, all of which are subject to various risks, uncertainties and other factors that could cause actual results to vary materially from the results anticipated in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that we are unable to agree on the terms of the definitive agreements governing the transaction, our inability to close the transaction contemplated, the inability to predict the success of the our combined companies, and other risks detailed from time to time in our filings with the Securities and Exchange Commission.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         SOUTHBORROUGH  VENTURES,  INC.




Date:  January  28,  2003        By  /s/  John  Taylor
                                     -------------------
                                     John Taylor,  President




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